EXHIBIT 21
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                                  SUBSIDIARIES

Webster Bank, a federally chartered savings bank, is a direct subsidiary of Webster. Webster also owns all of the common securities of Webster Capital Trust I, Webster Capital Trust II and Webster Capital Trust III, which are Delaware business trusts, all of the common stock of Damman Associates, Inc., a Connecticut corporation and Webster D&P Holdings, Inc. Webster D&P Holdings, Inc. owns a 65% interest in Duff & Phelps, LLC. Webster Bank has six wholly-owned subsidiaries: Webster Trust Company, N.A., FCB Properties, Inc., Webster Investment Services, Inc., and Access National Mortgage, Inc. Access National Mortgage, Inc. holds 100% of the equity interests of Nowlending, LLC. Webster Bank also directly owns all of the outstanding common stock of Webster Preferred Capital Corporation, a publicly traded real estate investment trust and Webster Mortgage Investment Corporation, a passive investment subsidiary. Damman Associates, Inc. has one subsidiary, LLIA, Inc., which has one subsidiary, the Louis Levine Agency, Inc. (the "Agency"). The Agency has one subsidiary, Retirement Planning Associates, Inc.


                              WEBSTER SUBSIDIARIES

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                                                     NAMES UNDER WHICH
                            JURISDICTION OF           THE SUBSIDIARY
  NAME OF SUBSIDIARY         ORGANIZATION              DOES BUSINESS
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Webster Bank                 United States      same
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Webster Capital Trust I      Delaware           same
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Webster Capital Trust II     Delaware           same
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Webster Capital Trust III    Delaware           same
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Webster D&P Holdings, Inc.   Delaware           Duff & Phelps
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Damman Associates, Inc.      Connecticut        Damman Insurance Associates;
                                                Webster Insurance
--------------------------------------------------------------------------------

                                                                      EXHIBIT 23
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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Webster Financial Corporation



We consent to the incorporation by reference in the registration statements (Nos. 33-13244, 33-38286, 333-37530, 333-88021, 333-33228, 333-71141, 333-71983
and 333-48548) on Forms S-8 and the registration statements (Nos. 333-37714, 333-81563 and 333-71707) on Form S-3 of Webster Financial Corporation of our report dated January 23, 2001, relating to the Consolidated Statements of Condition of Webster Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders' Equity and Cash Flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Webster Financial Corporation.


/s/ KPMG LLP


Hartford, Connecticut
March 20, 2001